SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [_]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[_]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             SUN RIVER ENERGY, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      None
 -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

[_]      Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                             Sun River Energy, Inc.
                         10200 W. 44th Ave., Suite 210 E
                                 Wheat Ridge, CO
                                 (303) 940-2090


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of Sun River Energy, Inc.:

         A Special Meeting of Shareholders of Sun River Energy, Inc. (the "Company") will be held at the law offices of Michael A. Littman, 7609 Ralston Road, Arvada, CO 80002 at 10:00 a.m., Mountain Daylight Time on ____________, 2008 for the purposes of:

         1. To authorize a reverse split of the common stock issued and outstanding on an up to one new share for two old shares basis;

         2. To authorize 25,000,000 Preferred Shares with a $.0001 par value, in such classes or series with designation of rights, privileges, and preferences as the Board may later determine.

         All shareholders are invited to attend the meeting. Shareholders of record at the close of business on ___________, 2008, the record date, fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to notice of and to vote at the meeting will be open for examination by shareholder beginning 10 days prior to the meeting for any purpose germane to the meeting during normal business hours at the Law Offices of Michael A. Littman, 7609 Ralston Road, Arvada, CO 80002.

         All stockholders, whether or not they expect to attend the Meeting in person, are requested either to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope or to record their proxy by other authorized means. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the meeting.

         Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                            By Order of the Board of Directors


                             Wesley F. Whiting
                             -----------------
                             President and Chief Executive Officer
March 2008

                             Sun River Energy, Inc.
                         10200 W. 44th Ave., Suite 210 E
                              Wheat Ridge, CO 80033
                                 (303) 940-2090

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

Solicitation and Revocability of Proxy

         This proxy statement ("Proxy Statement") and the accompanying proxy ("Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Sun River Energy, Inc., a Colorado corporation (the "Company"), for use at a Special Meeting of Shareholders (the "Special Meeting") to be held at _____________________________________ on _____________________ at
___:00 a.m., Mountain Daylight Time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

         The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, agents and employees of the Company, without extra remuneration, may also solicit proxies personally by telephone, telefax or other means of communication. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

         A shareholder who has given a Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a letter dated Proxy reflecting contrary instructions or appearing at the Special Meeting and voting in person.

         The mailing address of the Company's principal executive office is 10200 W. 44th Ave., Wheat Ridge, CO 80033, and its telephone number at this office is (303) 940-2090.

Shares Outstanding, Voting Rights and Proxies

         Holders of shares of the Company's common stock, (the "Common Stock") of record at the close of business on ______________ (the "Record Date") are entitled to vote at the Special Meeting or any postponement or adjournment thereof. On the Record Date there were issued and outstanding _______________ shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

         The holders of a majority of the outstanding shares of the Company entitled to vote on the matters proposed herein, present in person or by Proxy, shall constitute a quorum at the Special Meeting. The approval of a majority of the outstanding shares of Common Stock present in person or represented by Proxy, assuming a quorum at the Special Meeting, is required for the adoption of the matters proposed herein.

         The form of Proxy solicited by the Board affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Special Meeting. Shares of Common Stock represented by the Proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of Proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Special Meeting.

         The person named as proxy is Wesley F. Whiting. All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a Proxy, the shares of Common Stock represented by your Proxy will be voted FOR the approval of Proposals 1 and 2 at the Special Meeting.

Dissenter's Rights

         Under Colorado law, shareholders are not entitled to dissenter's rights of appraisal on any proposal referred to herein.

         The approximate date on which this Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders is ___________________.


                    INFORMATION RELATING TO VARIOUS PROPOSALS


Solicitation and Revocability of Proxy

     This  proxy  statement  ("Proxy  Statement")  and  the  accompanying  proxy
("Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Sun River Energy, Inc., a Colorado corporation (the "Company"), for use at an Special Meeting of Shareholders (the "Special Meeting") to be held at the law offices of Michael A. Littman, 7609 Ralston Road, Arvada, CO 80002, on ______________, 2008 at 10:00 a.m., Mountain Daylight
Time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

         The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, agents and employees of the Company, without extra remuneration, may also solicit proxies personally by telephone, telefax or other means of communication. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

         A shareholder who has given a Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a letter dated Proxy reflecting contrary instructions or appearing at the Special Meeting and voting in person.

         The mailing address of the Company's principal executive office is 10200 W. 44th Ave., Suite 210 E, Wheat Ridge CO 80033, and its telephone number at this office is (303) 940-2090.

Shares Outstanding, Voting Rights and Proxies

         Holders of shares of the Company's common stock (the "Common Stock") of record at the close of business on ______________, 2008 (the "Record Date") are entitled to vote at the Special Meeting or any postponement or adjournment thereof. On the Record Date there were issued and outstanding ______________ shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

         The holders of a majority of the outstanding shares of the Company entitled to vote on the matters proposed herein, present in person or by Proxy, shall constitute a quorum at the Special Meeting. The approval of a majority of the outstanding shares of Common Stock present in person or represented by Proxy, assuming a quorum at the Special Meeting, is required for the adoption of the matters proposed herein.

         The form of Proxy solicited by the Board affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Special Meeting. Shares of Common Stock represented by the Proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of Proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Special Meeting.

         The person named as proxy is Wesley F. Whiting. All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a Proxy, the shares of Common Stock represented by your Proxy will be voted FOR the Board's nominees for director and FOR the approval of Proposals 1 and 2 and in accordance with the Proxy holder's best judgment as to any other matters raised at the Special Meeting.

Dissenter's Rights

         Under Colorado law, shareholders are not entitled to dissenter's rights of appraisal on any proposal referred to herein.

         The approximate date on which this Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders is ________________, 2008.

Proposal #1:  REVERSE SPLIT OF COMMON STOCK ISSUED AND OUTSTANDING

         We are asking shareholders to approve a pro-rata reverse split of our common stock, by which up to each 2 shares would become one share. Fractional shares will be rounded up to the next whole share. The effective date of the reverse split will be thirty days following the date of the meeting. This is not a "going private" transaction, and no shareholders will be reduced to less than one share.

         We believe the recent per share price of the common stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders, and impairs the potential ability of the Company to raise capital by issuing new shares due to the low price.

         We believe that reverse split will be advantageous to us and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain polices and practices of the securities industry may tent to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those polices and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

         Shareholders should note that, after the reverse split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of our company will be reduced by the factor of the reverse, i.e. up to one for two shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in their best business judgment, and our shareholders will have no right to vote on future issuances of shares except in the event of a merger under Colorado law. This means that, effectively, our shareholders will have no ability or capacity to prevent dilution by the issuance of substantial amounts of additional shares for consideration that could be considerably less than what our existing shareholders paid for their shares. In many events, control of our company could effectively be changed by issuances of shares without shareholder approval.

         As a general rule, potential investors who might consider making investments in our company will refuse to do so when the company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

         While our acceptability for ultimate listing on one of the NASDAQ markets or an exchange is presently very remote, we believe that it is in the interests of our company to adjust our capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes we would not meet NASDAQ criteria. NASDAQ requirements change constantly. There is no assurance that the proposed changes with meet
NASDAQ requirements or any other exchange when, and if, we are otherwise qualified. There is no assurance that we will qualify for NASDAQ.

         Once the reverse split has occurred, the Company may then be better structured to seek equity financing, because investors shy away from the very high dilution which would occur if an investment were made in the current structure. There is no assurance that the Company will have any success in seeking equity financing.

Future Dilutive Transactions

         It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

         The issuance of additional shares in future transactions will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

         1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders may be diluted from 100% after the reverse split, now to as little, as 7% of the total authorized shares if all authorized shares were issued..

         2. Control of the Company by stockholders may change due to new issuances.

         3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

         4. Business plans and operations may change.

         5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

         In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company.

         It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

                TABLE SHOWING EFFECT OF REVERSE SPLIT ONE FOR TWO



   Shares Pre-Reverse                                        Shares Post-Reverse
--------------------------------------------------------------------------------

       100                                                        50
       200                                                        100
       300                                                        150
       400                                                        200
       500                                                        250
     1,000                                                        500
     2,000                                                      1,000
     3,000                                                      1,500
     4,000                                                      2,000
     5,000                                                      2,500
    10,000                                                      5,000
    20,000                                                     10,000
    50,000                                                     25,000
   100,000                                                     50,000

         There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem the best calculation to meet the market attractively, however we cannot control the markets reaction.

         Dissenting shareholders have no appraisal rights under Colorado law, or Delaware law if the concurrently proposed redomicile is completed, or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed reverse split.

Fractional Shares. Fractional shares will be rounded up to the next whole share.

         The reverse stock split may leave certain stockholders with one or more "odd lots" of new common stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transaction cost per share to sell than shares in even multiples of 100. There are frequently situations where transaction costs for odd lots in penny stocks exceed the net proceeds realized from a sale of the odd lot, effectively rendering the odd lot valueless to the holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REVERSE SPLIT

         In the event that the ballot is left blank for a proposal, it will be deemed a "Yes" vote.

Proposal 2: AUTHORIZATION TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO PERMIT THE ISSUE OF UP TO TWENTY FIVE MILLION (25,000,000) SHARES OF PREFERRED STOCK IN SUCH CLASSES AND SERIES WITH SUCH RIGHTS, PRIVILEGES AND PREFERENCES AS THE BOARD MAY HEREAFTER DETERMINE

         We are asking shareholders to authorize the directors of the Company to have the authority to issue up to twenty-five million (25,000,000) shares of Preferred Stock. This requires an amendment to our Articles of Incorporation. These shares are known as "blank check" preferred, because the Board can set in its discretion the classes, series and rights, privileges and preferences as it may determine in the future.

         The Company is seeking to authorize Preferred Stock, because, in recent years, financing for smaller companies has often required the issuance of a senior class of stock with certain protections and preferences, upon liquidation, dividends, conversion privileges, anti-dilution provisions and other types of preferences and rights which are not found in "common" stock. Preferred stock is also frequently used to finance acquisitions, either by issuance for cash as equity in lieu of debt, or for asset acquisition.

         If the additional Preferred Stock is authorized, the Board will have complete discretion to authorize Series and Classes, and to negotiate and set the rights, privileges, and preferences of the classes and series. The discretion is commonly called a "blank check" when discussing Preferred Stock for which the Designations of Rights, Privileges, and Preferences have not been established.

         Management will have also the discretion, subject to Board approval of how, when, and for what consideration the Preferred Shares may be issued. The Board can approve significant liquidation, dividend, voting conversion, and redemption rights that are very superior to those of common stock to the serious detriment of common stockholders. If the Preferred Stock authorization is approved, thereafter the common shareholder's will have NO other future input or approval over the Preferred Stock issuance, or its rights, privileges, preferences, or its series or classes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION TO ISSUE UP TO TWENTY FIVE MILLION (25,000,000) SHARES OF PREFERRED STOCK.

         In the event that the ballot is left blank for a proposal, it will be deemed a "Yes" vote.

         In the event that the ballot is left blank for a proposal, it will be deemed a "Yes" vote.

                         FINANCIAL AND OTHER INFORMATION

         Reference is made to the financial statements and other information included in the Company's Special Report on Form 10-KSB for the period ended April 30, 2007 (as filed with the Securities and Exchange Commission on August 17, 2007), which is incorporated herein by reference. A Copy of such report is included in this mailing. If you do not receive a copy of such report, the Company undertakes to provide to you, without charge, upon a written or oral request by you and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of such report. Written requests for such report should be addressed to the Office of the President, Sun River Energy, Inc., 10200 W. 44th Ave, #210 E, Wheat Ridge, CO 80033.

                                  OTHER MATTERS

         The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Special Meeting. If other matters properly come before the Special Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.


Dated: _________________, 2008                       SUN RIVER ENERGY, INC.

                                        By the order of the Board of Directors

                                        -----------------------------------
                                        Wesley F. Whiting, President, & Director

                                     BALLOT



                             SUN RIVER ENERGY, INC.
                         10200 W. 44th Ave., Suite 210 E
                                 (303) 940-2090

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Wesley F. Whiting proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Sun River Energy, Inc. held of record by the undersigned at the Special Meeting of Stockholders to be held on __________________, 2008, at 10:00 a.m., at 7609 Ralston Road, Arvada, CO 80002,
and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Special Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

         1. To authorize a reverse split of the common stock issued and outstanding on an up to one new share for two old shares basis.

                  [_] FOR           [_] AGAINST               [_] ABSTAIN

         2. To authorize 25,000,000 Preferred Shares with a $.0001 par value, in such classes or series with designation of rights, privileges, and preferences as the Board may later determine.

                  [_] FOR           [_] AGAINST               [_] ABSTAIN

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU MAY SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.

Number of shares owned ________________

-------------------------------------       ------------------------------------
Signature of Stockholder                             Signature if held jointly

Printed name: __________________________    Printed name: ______________________

Address: ______________________________

         ______________________________

                             Dated: __________________________, 2008

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.